EXHIBIT B

                       AMENDMENT TO JOINT FILING AGREEMENT

        We refer to that certain Agreement dated July 6, 1990, among the undersigned (the "Joint Filing Agreement"), with respect to the beneficial ownership by the undersigned of Units representing Class A limited partnership interests in Heartland Partners, L.P.. The undersigned hereby agree that, effective upon the filing of this Amendment with the Securities and Exchange Commission, the Joint Filing Agreement shall be terminated. Dated: December 31, 1996


                                             ODYSSEY PARTNERS, L.P.

                                             By:    /s/ Jack Nash
                                                -----------------------------
                                                    Jack Nash
                                                    A General Partner

                                                    /s/ Leon Levy
                                                -----------------------------
                                                    Leon Levy

                                                    /s/ Jack Nash
                                                -----------------------------
                                                    Jack Nash

                                                    /s/ Ezra Zilkha
                                                -----------------------------
                                                    Ezra Zilkha


                                             ZILKHA & SONS, INC.


                                             By:    /s/ Ezra Zilkha
                                                -----------------------------
                                                    Ezra Zilkha
                                                    President


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